Calculation of Filing Fee Tables
S-3
Jaguar Health, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common stock, par value $0.0001 per share	457(o)
		Equity	Preferred stock, par value $0.0001 per share	457(o)
		Other	Subscription Rights	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 33,440,881.99	0.000087	$ 2,909.36
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common stock, par value $0.0001 per share	415(a)(6)						S-3	333-278861	04/22/2024
Carry Forward Securities		Equity	Preferred stock, par value $0.0001 per share	415(a)(6)						S-3	333-278861	04/22/2024
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						S-3	333-278861	04/22/2024
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-278861	04/22/2024
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-278861	04/22/2024
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 41,559,118.01			S-3	333-278861	04/22/2024	$ 6,134.13
			Total Offering Amounts:				$ 75,000,000.00		$ 2,909.36
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,909.36
Offering Note
[1]	(1) There are being registered under this Registration Statement such indeterminate number of common stock, preferred stock, warrants, and subscription rights of Jaguar Health, Inc. (the "Registrant"), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an initial maximum aggregate offering price not to exceed $75,000,000. Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include such indeterminate number of common stock, preferred stock, warrants, subscription rights, and units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum aggregate offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. (2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered under this Registration Statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act.

[2]	(3) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $41,559,118.01 of unsold securities (the "Unsold Securities") previously registered and offered by the Registrant pursuant to the Registration Statement on Form S-3 (File No. 333-278861) (the "Prior Registration Statement"), which was declared effective on May 1, 2024. The Prior Registration Statement registered securities for a maximum aggregate offering price of $75,000,000, and of that amount the registrant has previously sold securities for an aggregate offering price of $33,440,881.99. In connection with the filing of the Prior Registration Statement, the Registrant paid a filing fee of $11,070 with respect to the aggregate $75,000,000 of securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Of that amount, $6,134.13 is associated with the Unsold Securities. Pursuant to Rule 457(p), the filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder. In addition to the Unsold Securities being carried forward from the Prior Registration Statement, the Registrant is also registering hereby the offer and sale of an additional $33,440,881.99 of new securities for which the Registrant is paying a registration fee of $2,909.36. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date